Exhibit 10.1

EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Eighth Amendment to Employment Agreement is made and entered into as of March 1, 2006 by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Brud Drachman (“Executive”).

Recitals

A)	On January 11, 2000 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	On January 24, 2001, a First Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

C)	On June 1, 2001, a Second Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

D)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $157,000, effective as of September 1, 2001.

E)	On January 16, 2002, a Third Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

F)	On November 19, 2002 a Fourth Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

G)	On January 22, 2003, a Fifth Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

H)	On March 15, 2004, a Sixth Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

I)	On March 9, 2005, a Seventh Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

J)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which, as amended, provides:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $177,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2006, to provide as follows:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $182,300 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	Section 3.1 of the Agreement which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2006 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective March 1, 2006, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2007 unless sooner terminated or extended as hereinafter provided.

3.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

Brud Drachman	By:	/s/ Jose Luis Laparte

/s/ Brud Drachman	Name:	Jose Luis Laparte

	Its:	President